ADMINISTRATION AGREEMENT


         AGREEMENT  dated as of  September  28, 1998,
by  and  between   HOLLAND   SERIES  FUND,   INC.,  a
Maryland   corporation   ("Fund"),    and   INVESTORS
CAPITAL   SERVICES   INC.,  a  Delaware   corporation
("Investors Capital").

         WHEREAS,   the  Fund  is  registered  as  an
open-end management investment company under the Investment Company Act of 1940, as amended (the
"1940 Act"), and offers shares of one series of its common stock, par value $.01 per share, which have been registered under the Securities Act of 1933, as amended;

         WHEREAS,  Investors  Capital  is  a  service
company  which  provides  management,  administrative
and  other  services  to  investment   companies  and
other entities; and

         WHEREAS,   the  Fund   desires   to   retain
Investors Capital to render certain management and administrative services, including supervision of certain third party vendors to the Fund.

         NOW,  THEREFORE,  in  consideration  of  the
above   premises  and  of  other  good  and  valuable
consideration the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Appointment of Administrator

         The Fund hereby appoints  Investors  Capital
to act as  administrator  to the Fund for the  period
and on the terms set  forth in this  Agreement.  This
appointment  applies  to the  existing  series of the
Fund, as well as any future  series  provided (i) the
Fund  does  not  object  to   Investors   Capital  in
writing  or (ii)  Investors  Capital  does not object
to  the  Fund  in   writing   on  the  basis  of  the
capabilities   of   Investors   Capital.    Investors
Capital  accepts  such   appointment  and  agrees  to
render  the  services   and   provide,   at  its  own
expense,   the   office   space,    furnishings   and
equipment, and the personnel required by it to perform the services on the terms and for the compensation herein provided.

         As  further  delineated  on  Schedule  A  of
this  Agreement,  which may be amended by the parties
from time to time  Investors  Capital  shall  provide
for,  or  assist  in  managing  and  supervising  all
aspects   of,   the   general   day-to-day   business
activities  and  operations  of the Fund  except  for
investment  advisory services,  including  custodial,
transfer  agency,  dividend  disbursing,  accounting,
auditing  and  legal  services.   Investors   Capital
shall  discharge  such  responsibilities  subject  to
the   supervision   and   direction   of  the  Fund's
officers and Board of  Directors,  and in  compliance
with the  objectives,  policies and  limitations  set
forth   in   the   Fund's   registration   statement,
Articles of Incorporation, By-Laws and applicable laws and regulations. All agreements with third parties shall be subject to review and approval by the Fund's executive officers or Board of Directors.

2.       Representation  and Warranties of Investors
Capital

         Investors Capital represents and warrants to the Fund that:

         A.       Investors  Capital is a corporation
duly   organized,   validly   existing  and  in  good
standing  under  the laws of the  State  of  Delaware
and has  full  power  and  authority,  corporate  and
otherwise,    to    consummate    the    transactions
contemplated by this Agreement. Investors Capital is duly qualified to carry out its business, and is in good standing, in the State of New York.

         B.    The    Board    of    Directors    and
stockholders  of  Investors  Capital  have  taken all
action  required  by law  and  Investors  Capital  's
Certificate   of   Incorporation   and   By-Laws   to
authorize   the   execution   and  delivery  of  this
Agreement by Investors  Capital and the  consummation
on behalf of  Investors  Capital of the  transactions
contemplated  by  this   Agreement.   This  Agreement
constitutes  a legal,  valid and  binding  obligation
of Investors  Capital  enforceable in accordance with
its terms.  Neither  the  execution  and  delivery of
this   Agreement,   nor  the   consummation   of  the
transactions  contemplated  hereby,  will result in a
breach of, or  constitute  a default  under,  or with
lapse  of time  or  giving  of  notice  or both  will
result  in  a  breach  of  or  constitute  a  default
under,  or  otherwise  give  any  party  thereto  the
right  to  terminate  (a)  any  mortgage,  indenture,
loan or credit  agreement  or any other  agreement or
instrument   evidencing    indebtedness   for   money
borrowed  to which  Investors  Capital  is a party or
by   which   Investors   Capital   or   any   of  its
properties  is  bound or  affected,  or  pursuant  to
which   Investors    Capital   has   guaranteed   the
indebtedness  of  any  person,   or  (b)  any  lease,
license,   contract  or  other   agreement  to  which
Investors  Capital  is a party or by which  Investors
Capital  or  any  of  its   properties  is  bound  or
affected.  Neither  the  execution  and  delivery  of
this   Agreement,   nor  the   consummation   of  the
transactions  contemplated  hereby,  will  result in,
or  require,   the  creation  or  imposition  of  any
mortgage,  deed  or  trust,  pledge,  lien,  security
interest,  or  other  charge  or  encumbrance  of any
nature   upon   or  with   respect   to  any  of  the
properties  now  or  hereafter   owned  by  Investors
Capital.

         C.  Neither the  execution  and  delivery of
this   Agreement   nor   the   consummation   of  the
transactions contemplated hereby will violate any provision of the Certificate of Incorporation or By-Laws of Investors Capital.

         D.  Except  such as have been  obtained  and
as are in full  force and  effect  and  subject to no
dispute,  claim or  challenge,  no  permit,  license,
franchise,  approval,  authorization,   qualification
or  consent  of,  registration  or  filing  with,  or
notice to, any  governmental  authority  is  required
in  connection  with the  execution  and  delivery by
Investors   Capital   of   this   Agreement   or   in
connection   with  the   consummation   by  Investors
Capital  of any  transactions  contemplated  by  this
Agreement,  and no such permit,  license,  franchise,
approval,  authorization,  qualification  or  consent
of,  registration  or filing  with,  or notice to any
federal,  state or local  governmental  authority  is
required  in  connection  with  Investors  Capital 's
business or operations  as currently  conducted or as
currently  contemplated  to be  conducted.  Investors
Capital has  conducted  its business  and  operations
in   compliance   with   all   applicable   laws  and
regulations.
3.       Duties of the Fund

         A.       The Fund will  deliver to Investors
Capital copies of each of the following documents and will deliver to Investors Capital all future amendments and supplements, if any:

         (1)      A  certified  copy of the  Articles
         of Incorporation of the Fund as amended and currently in effect;

         (2)      A  certified  copy  of  the  Fund's
         By-Laws as amended and currently in effect;

         (3)      A  copy  of the  resolution  of the
         Fund's Board of Directors authorizing this Agreement;

         (4)      The Fund's  registration  statement
         on Form  N-1A as filed  with,  and  declared
         effective  by,  the  U.S.   Securities   and
         Exchange   Commission   ("SEC"),   and   all
         amendments thereto;

         (5)      Each  resolution  of the  Board  of
         Directors  of  the  Fund   authorizing   the
         original issue of its shares;

         (6)      Certified     copies     of     the
         resolutions   of   the   Fund's   Board   of
         Directors    authorizing:     (i)    certain
         officers   and    employees   of   Investors
         Capital to give  instructions  to the Fund's
         custodian  and  transfer  agent as  required
         by  agreements   with  such   parties,   and
         (ii)certain   officers  and   employees  of
         Investors Capital to sign checks and pay expenses on behalf of the Fund;

         (7)      A  copy  of  the  current  Advisory
         Agreement  between  the Fund and  Holland  &
         Company L.L.C.;

         (8)      A  copy  of  the  Transfer   Agency
         Agreement relating to the Fund;

         (9)      A  copy  of the  Custody  Agreement
         relating to the Fund; and

         (10)     Such other certificates,  documents
         or opinions which Investors Capital may in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

         B.       The   Fund   will    cooperate   in
providing   Investors   Capital  with  all  necessary
information to permit Investors Capital to perform its duties hereunder.

         C.       The  Fund  certifies  to  Investors
Capital  that  as of the  close  of  business  on the
date   of   this   Agreement,   it   has   authorized
capitalization  of one  billion  shares of its common
stock,  $.01 par value (the "shares"),  divided among
its series,  and agrees that  Investors  Capital will
be  promptly  notified  from  time to time  when  the
Fund takes  corporate  action to increase  the number
of authorized  shares,  including  restoring redeemed
shares  held  in  its   treasury  to  the  status  of
authorized and unissued shares.

4. Services To Be Obtained Independently By the Fund

         The  Fund   shall,   at  its  own   expense,
         provide for any of its own:

         A.       Organizational expenses;

         B.       Services    of    an    independent
accountant;

         C.       Services of outside  legal  counsel
(including  such  counsel's   review  of  the  Fund's
registration statement, proxy materials and other reports and materials prepared by Investors Capital under this Agreement);

         D.       Services   contracted  for  by  the
Fund  directly  from  parties  other  than  Investors
Capital  acting as  administrator  (or  subcontracted
for by  Investors  Capital  on  behalf  of the  Fund,
subject  to  review  and   approval   by  the  Fund's
executive officers or Board of Directors);

         E.       Trading  operations  and  brokerage
fees, commissions and transfer taxes in connection with the purchase and sale of securities for its investment portfolio;

         F.       Investment advisory services;

         G.       Taxes,   insurance   premiums   and
other fees and expenses applicable to its operation;

         H.       Costs  incidental to any meeting of
shareholders including, but not limited to, legal and accounting fees, proxy filing fees and costs incidental to the preparation, printing and mailing of any proxy materials;

         I.       Costs   incidental   to  Directors'
meetings, including fees and expenses of Directors;

         J.       The  salary  and  expenses  of  any
officer or employee of the Fund who is not also an officer or employee of Investors Capital;

         K.       Services  of the  Fund's  custodian
and depository banks;

         L.       Costs     incidental     to     the
preparation,   printing  and   distribution   of  its
registration statement and any amendments thereto, and shareholder reports, including printing setup, printing and mailing costs;

         M.       All  registration  fees and  filing
fees required under the securities laws of the United States and state regulatory authorities;

         N.       Fidelity  bond and  Director's  and
officers' liability insurance;

         O.       Record  retention  costs  of  third
parties;

         P.       Distribution  fees  pursuant to any
distribution plan, if and when adopted pursuant to Rule 12b-1 under the 1940 Act; and

         Q.       Litigation   and    indemnification
expenses   and  other   extraordinary   expenses  not
incurred  in  the  ordinary   course  of  the  Fund's
business.

5.       Price, Charges and Instructions

         In  consideration  of the services  rendered
and expenses  assumed by Investors  Capital  pursuant
to this  Agreement,  the  Fund  shall  pay  Investors
Capital a monthly  fee at the annual  rate of .15% of
its  average  daily  net  assets.  Such sum  shall be
paid in  monthly  installments  by the  tenth  day of
each  month for the  previous  month.  This fee shall
be  subject to an annual  minimum of $25,000  for the
first  year  of  operations   and  $50,000   annually
thereafter.

         In  addition,  Investors  Capital  shall  be
reimbursed  for  the  reasonable  cost of any and all
forms,  including  blank checks and proxies,  used by
it in  communicating  with  shareholders,  Directors,
Fund  management,   or  any  regulatory  agencies  on
behalf of the Fund,  or  especially  prepared for use
in  connection  with its  obligations  hereunder,  as
well as the  reasonable  cost of postage,  telephone,
telex  and  telecopy  used  in   communicating   with
shareholders,  Directors,  Fund  management,  or  any
regulatory   agencies   on   behalf   of  the   Fund,
travel-related  expenses  when  incurred  on official
Fund  business  and  microfilm   used  each  year  to
record   the   previous   year's    transactions   in
shareholder  accounts  and  computer  tapes  used for
reasonable  permanent  storage of records,  permanent
storage   costs  for  hard  copy  Fund   records  and
reasonable   cost  of   insertion   of  materials  in
mailing   envelopes  by  outside   firms.   Prior  to
ordering any forms in such supply as it estimates will be adequate for more than two years' use, Investors Capital shall obtain the written consent of the Fund. All forms for which Investors Capital has received reimbursement from the Fund shall be and remain the property of the Fund until used.

         At any time  Investors  Capital may apply to
any  officer  of the Fund or  officer  of the  Fund's
investment   adviser   for   instructions,   and  may
consult   with  legal   counsel  for  the  Fund,   if
consented  to  by an  officer  of  the  Fund  at  the
expense  of the  Fund,  with  respect  to any  matter
arising  in  connection   with  the  services  to  be
performed by Investors  Capital under this  Agreement
and  Investors  Capital shall not be liable and shall
be  indemnified  by the Fund for any action  taken or
omitted  by it in good  faith in  reliance  upon such
instructions  or upon the  opinion  of such  counsel.
Investors    Capital    shall   be   protected    and
indemnified  in acting  upon any paper or document of
the  Fund  reasonably  believed  by it to be  genuine
and to have  been  signed  by the  proper  person  or
persons  and shall not be held to have  notice of any
change of authority of any person,  until  receipt of
written  notice  thereof  from  the  Fund.  Investors
Capital  shall  also be  protected  and  indemnified,
except   where  a  stop  order  is  in   effect,   in
recognizing   transfer   documents   which  Investors
Capital  reasonably   believes  to  bear  the  proper
manual or facsimile signature of the officers of the Fund, and the proper counter-signatures of any present or former transfer agent.

6.       Limitation of Liability and Indemnification

         A.       Investors   Capital  shall  provide
its  services in a  professional  manner  customarily
provided  by  leading   mutual  fund   administration
companies.  Investors  Capital  shall be  responsible
for the  performance  of only such  duties as are set
forth  or   contemplated   herein  or   contained  in
instructions  given to it by the Fund  which  are not
contrary  to  this  Agreement  or that  are  mutually
agreed  upon  by  both  parties  to  this  agreement.
Investors  Capital  shall have no  liability  for any
loss or  damage  resulting  from the  performance  or
non-performance   of  its  duties   hereunder  unless
caused  by  or  resulting   from  the  negligence  or
misconduct  of  Investors  Capital,  its  officers or
employees  or the  violation  by any of such  persons
of this Agreement.  In any event,  Investors  Capital
shall not be liable  for any  consequential  damages,
except  to  the  extent   resulting  from  its  gross
negligence, bad faith, or willful misconduct.

         B.       The Fund shall  indemnify  and hold
Investors  Capital  harmless  from  all  loss,  cost,
damage and  expense,  including  reasonable  expenses
for  counsel,  incurred  by  it  resulting  from  any
claim,  demand,  action  or suit in  connection  with
any action or  omission by it in the  performance  of
its duties  hereunder,  or as a result of acting upon
any  instructions  reasonably  believed by it to have
been  executed  by a duly  authorized  officer of the
Fund,  provided that this  indemnification  shall not
apply to actions or omissions  of  Investors  Capital
,  its  officers  or  employees  in  cases  of its or
their own  negligence,  bad faith,  or  misconduct or
the   violation  by  any  of  such  persons  of  this
Agreement.

         C.       The  Fund  will  be   entitled   to
participate  at its own expense in the  defense,  or,
if it so elects,  to assume  the  defense of any suit
brought  to  enforce  any  liability  subject  to the
indemnification  provided  above,  and  if  the  Fund
elects to assume the defense,  such defense  shall be
conducted  by  counsel  chosen  by the  Fund.  In the
event the Fund  elects to assume  the  defense of any
such  suit  and  retain   such   counsel,   Investors
Capital or any of its  affiliated  persons,  named as
defendant  or  defendants  in the  suit,  may  retain
additional   counsel   unless  the  Fund  shall  have
specifically   authorized   the   retaining  of  such
counsel.

7.       Confidentiality

         Investors  Capital  agrees  that,  except as
otherwise  required by law,  Investors  Capital  will
keep  confidential  all  records and  information  in
its   possession   relating   to  the   Fund  or  its
shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

8.       Compliance  With  Governmental  Rules  and
         Regulations

         The Fund  assumes  full  responsibility  for
complying  with all  applicable  requirements  of the
Securities   Act  of  1933,  the  1940  Act  and  the
Securities  Exchange  Act of  1934,  all as  amended,
and any laws,  rules and  regulations of governmental
authorities  having   jurisdiction,   except  to  the
extent that Investors  Capital  specifically  assumes
any  such   obligations   under  the  terms  of  this
Agreement.

         Investors   Capital   shall   maintain   and
preserve  for the  period  prescribed,  such  records
relating  to  the   services  to  be   performed   by
Investors   Capital  under  this   Agreement  as  are
required   pursuant   to  the   1940   Act   and  the
Securities  Exchange  Act of 1934.  All such  records
shall at all times remain the  respective  properties
of the  Fund,  shall  be  readily  accessible  during
normal   business   hours  and   shall  be   promptly
surrendered upon the termination of this Agreement or otherwise on written request. Records shall be surrendered in usable machine readable form.

9.       Status of Investors Capital

         Investors Capital shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         Nothing herein shall be deemed to limit or restrict Investors Capital 's right or that of any of its affiliates or employees, to engage in any other business or to devote time and attention to the administration or other related aspects of any other registered investment company or to render services of any kind to any other corporation, firm, individual or association.

10.      Printed  Matter  Concerning  the  Fund  or
         Investors Capital

         Neither  the  Fund  nor  Investors   Capital
shall  publish  and  circulate  any  printed   matter
which  contains  any  reference  to the  other  party
without its prior written  approval,  excepting  such
printed   matter  as  refers  in  accurate  terms  to
Investors    Capital's    appointment    under   this
Agreement   and  excepting  as  may  be  required  by
applicable laws or regulations.

11.      Term, Amendment and Termination

         This  Agreement  may be  modified or amended
from time to time by  mutual  agreement  between  the
parties   hereto.   The  Agreement  shall  remain  in
effect   until   September   28,   1999,   and  shall
automatically be renewed annually  thereafter  unless
terminated  by  either  party  at  the  end  of  such
period  or  thereafter   subject  to  the  terms  for
termination   provided  in  this   Section  11.  Upon
termination of the  Agreement,  the Fund shall pay to
Investors  Capital  such  compensation  as may be due
under   the   terms   hereof  on  the  date  of  such
termination.   Either   party   may   terminate   the
Agreement with sixty (60) days written notice.

         If,  during  the  term  of  the   Agreement,
either of the parties  hereto  shall be in default in
the   performance   of   any  of   its   duties   and
obligations  hereunder (the  defaulting  party),  the
other  party  hereto may give  written  notice to the
defaulting  party and if such default  shall not have
been  remedied  within  thirty  (30) days  after such
written  notice is given,  then the party giving such
notice may terminate  this  Agreement by  thirty-(30)
days  written  notice  of  such  termination  to  the
defaulting  party,  but such  termination  shall  not
affect  any  rights or  obligations  of either  party
arising  from or relating to such  default  under the
terms  hereof.  In the  case  of  Investors  Capital,
default  shall  be  defined  as  "in  the  reasonable
judgement  of  the  Fund,  that  Investors  Capital's
performance  is   consistently   below  the  industry
standard for comparable performance of mutual funds administrative service providers".


12.      Notices

         Any    notice    or   other    communication
authorized   or  required   hereunder   shall  be  in
writing or by confirming  telegram,  cable,  telex or
facsimile    sending   device.    Notice   shall   be
addressed  (a)-if to the Fund,  to its adviser at 375
Park Avenue,  New York, NY, 10152,  Attn:  Michael F.
Holland,  and (b)if to Investors Capital,  600 Fifth
Avenue,   26th Floor,   New  York,  New  York  10020,
Attention:   Carla E.   Dearing.   Either  party  may
designate  a  different  address  by  notice  to  the
other    party.    Any   such    notice    or   other
communication shall be deemed given when actually received.

13.      Non-Assignability

         This  Agreement  shall  not be  assigned  by
either  of  the  parties  hereto  without  the  prior
consent   in  writing   of  the  other   party.   Any
purported assignment in violation of this agreement shall be void and of no effect.

14.      Successors

         This  Agreement  shall  be  binding  on  and
shall   insure  to  the   benefit  of  the  Fund  and
Investors Capital, and their respective successors and permitted assigns.

15.      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


        IN  WITNESS  WHEREOF,   the  parties  hereto
have caused this Agreement to be executed by their officers designated below as of the day and year above written.


ATTEST:
HOLLAND SERIES FUND, INC.


By:



ATTEST:
INVESTORS CAPITAL SERVICES, INC.


By:


                        SCHEDULE A
                            to
                 ADMINISTRATION AGREEMENT
                         between
                 HOLLAND SERIES FUND, INC.
                           and
             INVESTORS CAPITAL SERVICES, INC.


Pursuant to the  attached  Administration  Agreement,
Investors   Capital   Services,    Inc.   ("Investors
Capital ") will provide the following services to Holland Series Fund, Inc.(the "Fund"):

         1)       Supervision   of  all  third  party
                  vendors  to the  Fund  -  Investors
                  Capital will  supervise the quality
                  of service and  competitiveness  of
                  fees of all  Fund  vendors,  except
                  the    investment    adviser    and
                  sub-advisers.   Investors   Capital
                  will  develop   day-to-day  working
                  relationships     with     existing
                  vendors   as   well   as   evaluate
                  alternative vendor  candidates,  as
                  reasonably  requested by the Fund's
                  officers.    The    vendors    that
                  Investors     Capital    will    be
                  responsible for include:

                  a)       Transfer   and  Dividend
                           Disbursing  Agent,  Fund
                           Accounting   Agent   and
                           Custodian    -   Investors
                           Capital      will     make
                           necessary    efforts    to
                           ensure  that  all  legally
                           required   functions   are
                           performed    at   a   high
                           quality  level  and  at  a
                           competitive           fee.
                           Investors   Capital   will
                           strive  to   enhance   the
                           service  levels as well as
                           reporting capabilities.

                  b)       Outside     Counsel,
                           Independent   Accountant
                           and   Other    Vendors   -
                           Investors   Capital   will
                           coordinate  communications
                           with   all   other    Fund
                           vendors  with  a  goal  of
                           enhancing  service  levels
                           while controlling costs.

                  c)       Insurance    Providers   -
                           Investors   Capital   will
                           identify         potential
                           insurance   providers  and
                           evaluate  the  comparative
                           terms    and    costs   of
                           fidelity      bond     and
                           Director's  and  Officer's
                           Errors    and    Omissions
                           coverage.        Investors
                           Capital  will  continually
                           monitor                the
                           appropriateness   of   the
                           chosen    providers    and
                           coverage.

                  d)       Shareholder   Servicing
                           Agent - Investors  Capital
                           will      oversee      the
                           shareholder  servicing  of
                           the Fund.

         2)       Monitor and Report on  Compliance -
                  Investors  Capital will monitor the
                  Fund's    compliance    with    the
                  regulations  of  Sub-Chapter  M  of
                  the  Internal   Revenue  Code  with
                  particular  emphasis  on the  asset
                  diversification,     income     and
                  short-short    tests.     Investors
                  Capital  will  monitor  the  Fund's
                  compliance  with the regulations of
                  the securities  laws,  particularly
                  the   Investment   Company  Act  of
                  1940, with  particular  emphasis on
                  the  diversification,  voting stock
                  and  Rule  2a-7  tests.   Investors
                  Capital     will     monitor    all
                  Prospectus,       Statement      of
                  Additional      Information     and
                  Board-imposed            compliance
                  limitations.    Investors   Capital
                  will  report  compliance  status in
                  all required  areas in a format and
                  at  a  frequency   mutually  agreed
                  upon  between  Fund   officers  and
                  Directors  and  Investors  Capital,
                  including  a  quarterly  review and
                  reporting  pursuant  to the  Fund's
                  Code of Ethics policy.

         3)       Prepare    and    Monitor    Annual
                  Compliance    and    Administrative
                  Calendar - Investors  Capital  will
                  prepare  an annual  calendar  which
                  will   include  key  dates  in  the
                  operations  of the  Fund,  such  as
                  Board and Audit Committee  Meetings
                  and    mailings,    filing   dates,
                  compliance   monitoring  and  other
                  mutually    agreed   upon   events.
                  Investors  Capital will monitor the
                  calendar  and  report  on status of
                  activity  on  a  regular  basis  to
                  Fund officers.

         4)       Board  of  Directors'   Meetings  -
                  Investors  Capital will prepare and
                  mail  all  necessary   Resolutions,
                  Agenda,   Powers  of  Attorney  and
                  other  material  in advance of each
                  Board  Meeting,  and  will  prepare
                  and   mail   all   Board    written
                  consents.  Investors  Capital  will
                  do a  presentation  to the Board of
                  the  status  of all  administrative
                  and  operations  functions  at each
                  meeting.   Investors  Capital  will
                  coordinate       other       Vendor
                  presentations  to  the  Board  when
                  required.  Investors  Capital  will
                  pay all  required  Directors'  fees
                  and   expenses,   from  the  Fund's
                  accounts    maintained   with   its
                  custodian,    on   a   timely   and
                  accurate basis.

         5)       Monthly Fund  Management  Reporting
                  - Investors  Capital will  collect,
                  review  and  summarize  all  Vendor
                  reports.   Investors  Capital  will
                  prepare  a  monthly  administrative
                  report   which  will   include  the
                  financial statements,  a compliance
                  summary,        expense       ratio
                  calculations,   portfolio  turnover
                  ratio  calculations and performance
                  calculations,   and  will   prepare
                  other     reasonably      requested
                  activity reports.

         6)       Shareholder   Reports  -  Investors
                  Capital     will     prepare    the
                  semi-annual  and  annual  financial
                  reports and  footnotes  required by
                  SEC  regulation  for  reporting  to
                  the   shareholders   of  the   Fund
                  ("Shareholders")   and   the   SEC.
                  Investors  Capital will  coordinate
                  with   the   Investment    Adviser,
                  Sub-advisers,    and    Independent
                  Accountants     to    obtain    the
                  appropriate    letters    to    the
                  Shareholders.   Investors   Capital
                  will  coordinate  the  printing  of
                  the   reports   and   mail  to  the
                  Shareholders   as   well   as  file
                  copies    with   the    appropriate
                  regulatory  authorities.  Investors
                  Capital   will   respond   to   any
                  shareholder   inquiries  under  the
                  direction of the Fund's officers.

         8)       SEC  Filings  -  Investors  Capital
                  will   prepare  for  Fund   officer
                  review all  necessary  filings  and
                  make  such   filings  on  a  timely
                  basis  with  the  SEC.  These  will
                  include Form N-SAR,  Rule 24e-2 and
                  24f-2  filings,   proxy  materials,
                  post-effective  amendments  to Form
                  N-1A and any other SEC filings.

         9)       Blue Sky  Monitoring  and Filings -
                  Investors   Capital   will  monitor
                  Blue   Sky   compliance   in   each
                  jurisdiction    and   perform   all
                  administrative           functions,
                  including  the making of  necessary
                  filings  on  behalf  of  the  Fund,
                  under   the   supervision   of  the
                  Fund's    Distributor.    Investors
                  Capital  will  report the status of
                  the  Fund's  registration  of  each
                  series   of  shares  on  a  regular
                  basis to the Fund's  Directors  and
                  officers.

         10)      Other  Filings  - On  behalf of the
                  Fund,    Investors   Capital   will
                  prepare    and   file   any   other
                  documents   required   by  federal,
                  state  and  other  applicable  laws
                  and     regulations     with    the
                  appropriate           jurisdiction,
                  including     abandoned    property
                  reports  and  state  corporate  law
                  filings.

         11)      Holdings      Reconciliations     -
                  Investors   Capital   will   review
                  holdings   reconciliations  between
                  the Custodian  and Fund  Accounting
                  Agent and  between  the  Investment
                  Adviser,   Sub-advisers   and   the
                  Custodian/Fund   Accounting  Agent.
                  All    discrepancies     will    be
                  researched  and  reported  promptly
                  to   the   Fund's    officers    or
                  Directors.

         12)      Proxy  Statement and Annual Meeting
                  - Investors  Capital  will  prepare
                  all  proxy  materials,   file  them
                  with the SEC and  mail  them to the
                  Shareholders.   Investors   Capital
                  will  set  up the  Annual  Meeting,
                  prepare   the  agenda  and  script,
                  tabulate   and  solicit   votes  if
                  requested  to do so by  the  Fund's
                  officers or  Directors  and perform
                  the duties of the  inspector of the
                  elections.

         13)      Fund  Expenses - Investors  Capital
                  will review all Fund  expenses  and
                  strive to create  efficiencies  and
                  economies    of   scale    wherever
                  possible.     Investors    Capital,
                  under  supervision and direction of
                  Fund  officers,  will  pay all Fund
                  bills  in an  accurate  and  timely
                  manner  from  the  Fund's  accounts
                  maintained with its custodian.

         14)      New    Series     Registration    -
                  Investors   Capital   will   assist
                  management  in the  preparation  of
                  and filing  with the SEC of all new
                  Series  or  other  changes  to  the
                  Fund's  prospectus and Statement of
                  Additional Information.

         15)      Office   Facilities   -   Investors
                  Capital   will   maintain    office
                  facilities  and  provide   clerical
                  services  and  supplies  in support
                  of the  administration  of the Fund
                  and will  provide the Fund  address
                  upon request.

         16)      Statistical    Research    Data   -
                  Investors  Capital  will  calculate
                  and    disseminate   all   required
                  statistical  research data required
                  to the  relevant  publications  and
                  media.

         17)      Fund  Officers - Investors  Capital
                  will      provide       experienced
                  professionals   to  serve  as  Fund
                  officers   (Secretary,   Treasurer,
                  and/or  Assistant   Treasurer)  and
                  perform  the   functions  of  these
                  offices.

         18)      Books  and   Records  -   Investors
                  Capital     will     oversee    the
                  preparation    and   accuracy   of,
                  maintain,  and  store the books and
                  records of the Fund.

         19)      Miscellaneous  Regulatory Matters -
                  Investors   Capital   will  provide
                  advice  independently  or with  the
                  support  of the  Fund's  counsel to
                  Fund  management  with  respect  to
                  regulatory  matters  affecting  the
                  Fund.

         20)      General -  Investors  Capital  will
                  make   its   staff   available   to
                  management   to  assist  in  or  to
                  respond to any  reasonable  request
                  for   Fund-   or   industry-related
                  information.      If     requested,
                  Investors  Capital  will  make  its
                  facilities  available for a meeting
                  of   the   Fund's    officers    or
                  Directors.  Investors  Capital will
                  assist  in any  examination  of the
                  Fund by the SEC,  IRS or any  other
                  regulatory agency.